Exhibit 5.1

April 29, 2025

Ashford Hospitality Trust, Inc.

14185 Dallas Parkway, Suite 1200

Dallas, Texas 75254

Ladies and Gentlemen:

We have acted as New York counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to, among other things, the registration for issue and sale by the Company from time to time of up to $500,000,000 aggregate amount of one or more of the following securities of the Company: (i) the Company’s common stock shares, par value $0.01 per share (the “Common Stock”); (ii) one or more series of the Company’s preferred stock shares, par value $0.01 per share (the “Preferred Stock”); (iii) depositary receipts evidencing depositary shares representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”); (iv) one or more series of the Company’s debt securities (collectively, the “Debt Securities”), any series of which may be either senior debt securities or subordinated debt securities; (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”); (vi) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”); and (vii) units comprised of any combination of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, or Rights (the “Units”).

The Debt Securities, if any, will be issued under one or more indentures in substantially the form filed as exhibits to the Registration Statement to be entered into between the Company and a trustee (the “Trustee” and each such indenture, an “Indenture”). The Warrants, if any, may be issued under one or more warrant agreements in customary form to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent” and each such warrant agreement, a “Warrant Agreement”). The Rights, if any, may be issued under one or more rights agreement in customary form to be entered into between the Company and a third party, as rights agent (the “Rights Agent” and each such rights agreement, a “Rights Agreement”). The Units, if any, may be issued under one or more unit agreements in customary form to be entered into between the Company and a bank or trust company as unit agent (the “Unit Agent” and each such unit agreement, a “Unit Agreement”).

The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the SEC pursuant to Rule 415 under the Securities Act in connection with an offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion letter is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With the Company’s consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies.

Our opinions set forth herein are limited to the laws of the State of New York, and we express no opinion herein concerning any other laws. Various issues concerning the laws of the State of Maryland are addressed in the opinion of Hogan Lovells US LLP filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Company’s consent, assumed such matters.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion, as of the date hereof, that when the applicable Indenture, Warrant Agreement, Rights Agreement and Unit Agreement has been duly authorized and executed by all necessary corporate action of the Company (and, in the case of the Indenture, authenticated by the trustee in accordance with the provisions of the applicable indenture), and when the applicable Security is duly delivered by or on behalf of the Company against payment therefor in accordance with the applicable Indenture, Warrant Agreement, Rights Agreement and Unit Agreement, and in the manner contemplated by the Registration Statement, the Prospectus and each applicable prospectus supplement and pursuant to any corporate action necessary to authorize and approve the issuance and terms, in each case, of any Debt Securities, Warrants, Rights and Units, such securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity).

With the Company’s consent, we have assumed (a) that each of the Debt Securities, Warrants, Rights and Units and applicable Indentures (including any board resolution, supplement or officer’s certificate pertaining thereto) Warrant Agreements, Rights Agreements, and Unit Agreements governing such securities (collectively, the “Documents”) will each be duly authorized, executed and delivered by the parties thereto, (b) that each of the Documents will constitute a legally valid and binding obligation of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms, and (c) that the status of each of the Documents as a legally valid and binding obligation of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for the Company’s benefit in connection with the Registration Statement and may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ White & Case LLP

WHITE & CASE LLP

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